EXHIBIT 99.1

EARNINGS RELEASE
For Immediate Release

Analyst Inquiries:                                                      Media Inquiries:
Mike Eliason                                                             Stephanie Freeman
(317) 249-4559                                                           (317) 343-5020
mike.eliason@karglobal.com                     stephanie.freeman@karglobal.com

KAR Auction Services, Inc. Reports Third Quarter 2020 Financial Results

Carmel, IN, November 3, 2020 — KAR Auction Services, Inc. (NYSE: KAR), today reported its third quarter financial results for the period ended September 30, 2020. For the third quarter of 2020, the company reported revenue of $593.6 million as compared with revenue of $701.9 million for the third quarter of 2019, a decrease of 15%. For the third quarter of 2020, the company reported net income from continuing operations of $47.1 million, or $0.23 per diluted share, as compared with net income from continuing operations of $34.4 million, or $0.26 per diluted share, in the third quarter of 2019. Adjusted EBITDA for the quarter ended September 30, 2020 increased 8% to $139.2 million, as compared with Adjusted EBITDA of $129.2 million for the quarter ended September 30, 2019. Operating adjusted net income from continuing operations per diluted share increased 29% to $0.45 for the quarter ended September 30, 2020, as compared with operating adjusted net income from continuing operations per diluted share of $0.35 for the quarter ended September 30, 2019.

For the nine months ended September 30, 2020, the company reported revenue of $1,658.1 million as compared with revenue of $2,110.6 million for the nine months ended September 30, 2019, a decrease of 21%. For the nine months ended September 30, 2020, the company reported net income from continuing operations of $17.6 million, or $0.04 per diluted share, as compared with net income from continuing operations of $77.1 million, or $0.58 per diluted share, in the first nine months of 2019. Adjusted EBITDA for the nine months ended September 30, 2020 decreased 21% to $307.8 million, as compared with Adjusted EBITDA of $388.0 million for the nine months ended September 30, 2019. Operating adjusted net income from continuing operations per diluted share decreased 31% to $0.59 for the nine months ended September 30, 2020, as compared with operating adjusted net income from continuing operations per diluted share of $0.85 for the nine months ended September 30, 2019. The company's operating results for the nine months ended September 30, 2020 were significantly impacted by the COVID-19 pandemic. In addition, the company recorded a $29.8 million charge for the impairment of goodwill and other intangible assets in the second quarter of 2020.

Impact of COVID-19 on Company Operations
The company has been subject to numerous COVID-19-related orders and directives that have caused us to modify our business practices. All ADESA auction locations in the U.S. and Canada are offering vehicles for sale via ADESA Simulcast, DealerBlock and Simulcast+. Auction locations have resumed offering ancillary and related services, where possible and as permitted by government directives. Given the evolving health, economic, social and governmental environments, the potential impact that COVID-19 could have on our business remains uncertain. The extent to which the COVID-19 outbreak impacts our business, results of operations and financial condition will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration and spread of the outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. Even after the COVID-19 outbreak has subsided, we may continue to experience materially adverse impacts to our business as a result of its global economic impact, including any economic downturn or recession that has occurred or may occur in the future.

Earnings Conference Call Information
KAR will be hosting an earnings conference call and webcast on Wednesday, November 4, 2020 at 8:30 a.m. EST. The call will be hosted by KAR's Chief Executive Officer and Chairman of the Board, Jim Hallett, and Executive Vice President and Chief Financial Officer, Eric Loughmiller. The conference call may be accessed by calling 1-844-778-4145 and entering participant passcode 8592422, while the live web cast will be available at the investors section of www.karglobal.com. Supplemental financial information for KAR’s third quarter 2020 results is available at the investors section of www.karglobal.com.

A replay of the call will be available for two weeks via telephone starting approximately 30 minutes after the completion of the call. The replay may be accessed by calling 1-855-859-2056 and entering passcode 8592422. The archive of the webcast will also be available following the call and will be available at the investors section of www.karglobal.com for a limited time.

About KAR
KAR Auction Services, Inc. d/b/a KAR Global (NYSE: KAR), provides sellers and buyers across the global wholesale used vehicle industry with innovative, technology-driven remarketing solutions. KAR Global's unique end-to-end platform supports whole car, financing, logistics and other ancillary and related services, including the sale of nearly 3.8 million units valued at approximately $40 billion through our auctions in 2019. Our integrated physical, online and mobile marketplaces reduce risk, improve transparency and streamline transactions for customers in more than 80 countries. Headquartered in Carmel, Indiana, KAR Global has employees across the United States, Canada, Mexico, U.K. and Europe. For more information and the latest KAR Global news, go to www.karglobal.com. and follow us on Twitter @KARSpeaks.

Forward-Looking Statements
Certain statements contained in this release include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to certain risks, trends and uncertainties. In particular, statements made that are not historical facts may be forward-looking statements. Words such as “should,” “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements. Such statements are based on management's current expectations, are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include those uncertainties regarding the impact of the COVID-19 virus on our business and the economy generally, and those other matters disclosed in the Company’s Securities and Exchange Commission filings. The Company does not undertake any obligation to update any forward-looking statements.

KAR Auction Services, Inc.
Condensed Consolidated Statements of Income
(In millions) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Operating revenues
Auction fees and services revenue	$440.5	$534.5	$1,244.6	$1,629.5
Purchased vehicle sales	86.2	79.1	211.3	216.2
Finance-related revenue	66.9	88.3	202.2	264.9
Total operating revenues	593.6	701.9	1,658.1	2,110.6

Operating expenses
Cost of services (exclusive of depreciation and amortization)	329.7	410.9	959.4	1,222.2
Selling, general and administrative	131.0	158.9	405.7	497.3
Depreciation and amortization	46.5	46.4	140.7	138.6
Goodwill and other intangibles impairment	—	—	29.8	—
Total operating expenses	507.2	616.2	1,535.6	1,858.1

Operating profit	86.4	85.7	122.5	252.5

Interest expense	29.5	37.9	98.4	150.0
Other income, net	(1.1)	(2.0)	(1.8)	(5.2)
Loss on extinguishment of debt	—	2.2	—	2.2

Income from continuing operations before income taxes	58.0	47.6	25.9	105.5

Income taxes	10.9	13.2	8.3	28.4

Income from continuing operations	47.1	34.4	17.6	77.1
Income from discontinued operations, net of income taxes	—	0.9	—	91.6
Net income	$47.1	$35.3	$17.6	$168.7

Net income per share - basic
Income from continuing operations	$0.23	$0.26	$0.04	$0.58
Income from discontinued operations	—	0.01	—	0.69
Net income per share - basic	$0.23	$0.27	$0.04	$1.27

Net income per share - diluted
Income from continuing operations	$0.23	$0.26	$0.04	$0.58
Income from discontinued operations	—	0.01	—	0.68
Net income per share - diluted	$0.23	$0.27	$0.04	$1.26

Dividends declared per common share	$—	$0.19	$0.19	$0.89

KAR Auction Services, Inc.
Condensed Consolidated Balance Sheets
(In millions) (Unaudited)

	September 30, 2020	December 31, 2019
Cash and cash equivalents	$1,276.7	$507.6
Restricted cash	54.7	53.3
Trade receivables, net of allowances	494.1	457.5
Finance receivables, net of allowances	1,722.8	2,100.2
Other current assets	126.3	125.9
Total current assets	3,674.6	3,244.5

Goodwill	1,798.2	1,821.7
Customer relationships, net of accumulated amortization	168.6	207.9
Operating lease right-of-use assets	354.9	364.1
Property and equipment, net of accumulated depreciation	585.2	609.0
Intangible and other assets	328.4	334.0
Total assets	$6,909.9	$6,581.2

Current liabilities, excluding obligations collateralized by finance receivables and current maturities of debt	$1,227.1	$1,027.7
Obligations collateralized by finance receivables	1,101.0	1,461.2
Current maturities of debt	26.4	28.8
Total current liabilities	2,354.5	2,517.7

Long-term debt	1,854.8	1,861.3
Operating lease liabilities	348.6	358.3
Other non-current liabilities	205.0	193.7
Temporary equity	540.0	—
Stockholders’ equity	1,607.0	1,650.2
Total liabilities, temporary equity and stockholders’ equity	$6,909.9	$6,581.2

KAR Auction Services, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions) (Unaudited)

	Nine Months Ended September 30,
	2020	2019
Operating activities
Net income	$17.6	$168.7
Net income from discontinued operations	—	(91.6)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	140.7	138.6
Provision for credit losses	41.6	28.9
Deferred income taxes	(3.0)	2.5
Amortization of debt issuance costs	8.6	9.6
Stock-based compensation	11.1	14.6
Goodwill and other intangibles impairment	29.8	—
Loss on extinguishment of debt	—	2.2
Other non-cash, net	6.1	7.9
Changes in operating assets and liabilities, net of acquisitions:
Trade receivables and other assets	(49.4)	(41.3)
Accounts payable and accrued expenses	228.8	51.0
Net cash provided by operating activities - continuing operations	431.9	291.1
Net cash provided by operating activities - discontinued operations	—	156.7
Investing activities
Net decrease (increase) in finance receivables held for investment	337.1	(119.0)
Acquisition of businesses (net of cash acquired)	—	(120.7)
Purchases of property, equipment and computer software	(74.3)	(127.6)
Proceeds from the sale of property and equipment	0.8	—
Net cash provided by (used by) investing activities - continuing operations	263.6	(367.3)
Net cash used by investing activities - discontinued operations	—	(37.4)
Financing activities
Net increase in book overdrafts	20.3	9.2
Net (decrease) increase in borrowings from lines of credit	(2.4)	17.5
Net decrease in obligations collateralized by finance receivables	(345.1)	(25.0)
Proceeds from issuance of Series A Preferred Stock	550.1	—
Payments for issuance costs of Series A Preferred Stock	(21.9)	—
Proceeds from long-term debt	—	947.6
Payments for debt issuance costs/amendments	(18.2)	(13.7)
Payments on long-term debt	(7.1)	(1,746.6)
Payments on finance leases	(12.6)	(12.2)
Payments of contingent consideration and deferred acquisition costs	(22.3)	(0.5)
Issuance of common stock under stock plans	1.0	4.1
Tax withholding payments for vested RSUs	(3.9)	(10.5)
Repurchase and retirement of common stock	—	(119.7)
Dividends paid to stockholders	(49.0)	(139.8)
Cash transferred to IAA	—	(50.9)
Net cash provided by (used by) financing activities - continuing operations	88.9	(1,140.5)
Net cash provided by financing activities - discontinued operations	—	1,317.6
Effect of exchange rate changes on cash	(13.9)	7.0
Net increase in cash, cash equivalents and restricted cash	770.5	227.2
Cash, cash equivalents and restricted cash at beginning of period	560.9	304.7
Cash, cash equivalents and restricted cash at end of period	$1,331.4	$531.9
Cash paid for interest, net of proceeds from interest rate derivatives	$77.7	$120.0
Cash paid for taxes, net of refunds - continuing operations	$9.7	$27.8
Cash paid for taxes, net of refunds - discontinued operations	$—	$40.1

KAR Auction Services, Inc.
Reconciliation of Non-GAAP Financial Measures
EBITDA, Adjusted EBITDA, operating adjusted net income from continuing operations and operating adjusted net income from continuing operations per share as presented herein are supplemental measures of our performance that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). They are not measurements of our financial performance under GAAP and should not be considered as substitutes for net income (loss) or any other performance measures derived in accordance with GAAP. Management believes that these measures provide investors additional meaningful methods to evaluate certain aspects of the company’s results period over period and for the other reasons set forth below.
EBITDA is defined as net income (loss), plus interest expense net of interest income, income tax provision (benefit), depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items of income and expense and expected incremental revenue and cost savings as described in our senior secured credit agreement covenant calculations. Management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors about one of the principal measures of performance used by our creditors. In addition, management uses EBITDA and Adjusted EBITDA to evaluate our performance.
Depreciation expense for property and equipment and amortization expense of capitalized internally developed software costs relate to ongoing capital expenditures; however, amortization expense associated with acquired intangible assets, such as customer relationships, software, tradenames and noncompete agreements are not representative of ongoing capital expenditures, but have a continuing effect on our reported results. Non-GAAP financial measures of operating adjusted net income from continuing operations and operating adjusted net income from continuing operations per share, in the opinion of the company, provide comparability of the company's performance to other companies that may not have incurred these types of non-cash expenses or that report a similar measure. In addition, operating adjusted net income from continuing operations and operating adjusted net income from continuing operations per share may include adjustments for certain other charges.
EBITDA, Adjusted EBITDA, operating adjusted net income from continuing operations and operating adjusted net income from continuing operations per share have limitations as analytical tools, and should not be considered in isolation or as a substitute for analysis of the results as reported under GAAP. These measures may not be comparable to similarly titled measures reported by other companies.
The following table reconciles EBITDA and Adjusted EBITDA to net income for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions), (unaudited)	2020	2019	2020	2019
Net income	$47.1	$35.3	$17.6	$168.7
Less: Income from discontinued operations	—	(0.9)	—	(91.6)
Net income from continuing operations	47.1	34.4	17.6	77.1
Add back:
Income taxes	10.9	13.2	8.3	28.4
Interest expense, net of interest income	29.2	37.2	97.0	148.1
Depreciation and amortization	46.5	46.4	140.7	138.6
EBITDA	133.7	131.2	263.6	392.2
Non-cash stock-based compensation	3.9	4.5	12.1	15.1
Loss on extinguishment of debt	—	2.2	—	2.2
Acquisition related costs	2.4	2.7	4.7	10.3
Securitization interest	(3.7)	(13.3)	(21.1)	(41.9)
Loss on asset sales	0.1	0.8	1.1	1.7
Severance	2.3	0.9	10.6	5.7
Foreign currency (gains)/losses	0.1	(0.4)	3.2	(1.0)
Goodwill and other intangibles impairment	—	—	29.8	—
IAA allocated costs	—	—	—	2.3
Other	0.4	0.6	3.8	1.4
Total addbacks	5.5	(2.0)	44.2	(4.2)
Adjusted EBITDA	$139.2	$129.2	$307.8	$388.0

The following table reconciles operating adjusted net income from continuing operations and operating adjusted net income from continuing operations per diluted share to net income and net income from continuing operations per diluted share for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share amounts), (unaudited)	2020	2019	2020	2019

Net income	$47.1	$35.3	$17.6	$168.7
Less: income from discontinued operations	—	(0.9)	—	(91.6)
Net income from continuing operations (1)	47.1	34.4	17.6	77.1
Acquired amortization expense	14.0	14.5	42.4	43.9
IAA allocated costs	—	—	—	2.3
Acceleration of debt issuance costs	—	—	—	1.8
Loss on extinguishment of debt	—	2.2	—	2.2
Goodwill and other intangibles impairment	—	—	29.8	—
Income taxes (2)	(2.6)	(4.6)	(13.6)	(13.5)
Operating adjusted net income from continuing operations	$58.5	$46.5	$76.2	$113.8

Net income from continuing operations per share - diluted	$0.36	$0.26	$0.14	$0.58
Acquired amortization expense	0.11	0.11	0.33	0.33
IAA allocated costs	—	—	—	0.02
Acceleration of debt issuance costs	—	—	—	0.01
Loss on extinguishment of debt	—	0.02	—	0.02
Goodwill and other intangibles impairment	—	—	0.23	—
Income taxes	(0.02)	(0.04)	(0.11)	(0.11)
Operating adjusted net income from continuing operations per share - diluted	$0.45	$0.35	$0.59	$0.85

Weighted average diluted shares (1)	130.0	132.4	130.0	133.8

(1)The Series A Preferred Stock dividends have not been included in the calculation of operating adjusted net income from continuing operations and operating adjusted net income from continuing operations per diluted share. Likewise, the weighted average diluted share counts do not include the effect of assumed conversion of the Series A Preferred Stock.

(2)The effective tax rate at the end of each period presented was used to determine the amount of income tax on the adjustments to net income. There was no income tax benefit related to the goodwill and other intangibles impairment because these items were not deductible for income tax purposes.